Exhibit 10.2

Agreement No.: gzhz-cdxx-2021-5-6-001

Secret level: þ secret ¨ confidential ¨ top-secret

Project cooperation agreement

Party A: zhonghaoze (Beijing) Technology Co., Ltd

Party B: Hunan Changdian Information Technology Co., Ltd

May 2021

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Party A: zhonghaoze (Beijing) Technology Co., Ltd

Address: 20 / F, Guorui square, Yizhuang Economic Development Zone, Daxing District, Beijing

Legal representative: liuzhixin

Telephone:

Party B: Hunan Changdian Information Technology Co., Ltd

Address:

Legal representative:

Telephone:

In order to promote the common development of both sides, realize complementary advantages and establish a good strategic partnership, Party A and Party B have reached the following framework cooperation agreement through full consultation on the principle of "equality, mutual benefit, mutual support, honesty and credit, and common development".

Chapter I cooperation principles

Article 1 both parties voluntarily choose the other party as the strategic partner, and form a comprehensive strategic partner, and support, promote and develop together.

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Article 2 on the premise of complying with national laws and regulations and regulatory provisions, both parties shall conduct in-depth discussion on the relevant cooperation forms and contents in order to establish a closer cooperative alliance relationship.

Article 2 division of labor between the two parties

1. Division of labor of Party A

1) Party A is responsible for providing the hardware (mainly refers to the face recognition temperature measurement advertising screen integrated machine) and software (mainly refers to the software system such as app and other software systems cooperated with the above hardware) for the smart community project, and enjoys the full ownership of the hardware and software facilities.

2) Party A shall provide necessary publicity materials for the smart community project, and the brand related information of the group and listed company of Party A.

3) Party A shall cooperate with Party B's partners and key customers to visit the headquarters and subsidiaries of Party A to investigate and exchange, and provide support for meeting related activities.

2. Division of labor of Party B

1) Party B is responsible for the market development and investment promotion of the project in Changsha, Hunan Province, and takes Party A as the sole subject of brand output and project agreement signing, continuously expands the market share, and is responsible for the quantity and quality of smart community projects as agreed by both parties and accept Party A's examination.

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2) Party B shall be responsible for the design, installation, commissioning and daily operation and maintenance of the product scheme of the project independently under the guidance of Party A in accordance with the standards stipulated in this agreement, and shall be responsible for the storage of soft and hard product facilities.

3) Party B shall be responsible for the online and offline operation of the project and platform system independently under the guidance of Party A in accordance with the standards stipulated in this agreement, innovate the operation strategy, be responsible for the number of registered and active users, the introduction of business resources, the import of commodity service resources, advertising sales, platform product service sales, value-added service development, etc., and be responsible for the overall operation and revenue performance.

Chapter III performance objectives and profit sharing agreement

Article 1 performance objectives

1. Equipment launch and installation implementation. During the agreement period, from the first batch of equipment provided by Party A for the cooperation project to December 5, 2021, Party B shall be responsible for the completion of signing and installation of at least 110 communities, and Party B shall bear the installation cost; During the installation, Party B shall report the signing and installation progress to Party A in writing every week and every month; Party A shall provide 3000 equipment (face recognition and temperature measurement advertising screen integrated machine) during this period, and be responsible for acceptance of Party B's installation results.

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2. During the agreement, Party B shall be responsible for the operation of the equipment put by Party A in the community as agreed in the agreement, and advertising agent for community media and legal and compliant business launch. Meanwhile, the advertising revenue agreed upon shall be completed, and the two parties shall enjoy the distribution of benefits according to the distribution proportion and distribution mode agreed in the agreement.

3. During the agreement, Party B shall be responsible for the operation of relevant platforms for community supporting services in the community where Party A places equipment, and provide the owner with the sales and transformation of relevant products and services through the community supporting service platform of party a system. The platform domestic service income generated shall be distributed according to the proportion and distribution mode agreed by both parties.

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Chapter IV cooperation mechanism

Article 1 both parties may, according to the business operation characteristics of the other party, provide personalized and professional services to the other party. Meanwhile, for specific matters of cooperation, both parties shall designate corresponding departments to carry out professional contact and information communication.

Article 2 both parties shall establish a regular liaison and coordination system and personnel exchange visit mechanism, hold special coordination meetings from time to time to study and solve new situations and problems existing in service work, and take corresponding measures to improve service quality and efficiency.

Chapter V: the effectiveness, alteration and termination of the agreement

Article 1: effectiveness and validity of the agreement

This Agreement shall come into force on the date of signature and seal of both parties; The validity period is one year. Upon expiration of the agreement, if there is no clear objection, this Agreement shall be renewed automatically. The renewal period is the same as that of the previous agreement, and the renewal times are unlimited.

Article 2 change of agreement

（1） After this Agreement comes into effect, if any change is required, it shall be agreed by both parties and reached a written opinion.

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（2） According to the market development needs and regulatory requirements, both parties may modify this agreement in written form after consensus.

（3） Matters not covered in this Agreement shall be settled by both parties through negotiation. If supplementary agreement is required, its legal effect is the same as this Agreement; If the same matter is different, the supplementary agreement shall prevail.

Article 3 termination of agreement

This Agreement shall terminate in the event of:

1. Party A or Party B is dissolved, cancelled or bankrupt according to law;

2. Termination of negotiation between Party A and Party B;

3. Other matters that cause the termination of this agreement include but are not limited to: changes in regulatory policies or the explicit requirements of regulatory authorities to terminate cooperation in advance.

No matter what way this agreement is terminated, both parties shall cooperate with each other and make handover work in accordance with the principle of being responsible for both parties' customers. Both parties shall properly handle the specific cooperation agreements signed. If the agreement is terminated in advance due to changes in regulatory policies or as expressly required by the regulatory authorities, neither party shall be liable for breach of contract.

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Chapter VI declaration terms of both parties

Article 1 if any party's publicity materials and publicity methods involve the other party, it shall not issue it to the outside world without the written permission of the other party. If one party issues without the permission of the other party, the breaching party shall bear corresponding compensation liability to the non-compliance party. And the non-compliance party has the right to terminate the cooperation of this agreement. If there is any negative public opinion event caused by any party, the other party has the right to require that party to take reasonable and effective measures to control and explain the negative public opinion event. If the party's handling is invalid and has or may have a significant impact on the other party, the other party also has the right to terminate the agreement in advance without any liability for breach of contract.

Article 2 in the process of cooperation, if a party needs to use the other party's trademark and logo, it shall obtain the written consent of the other party.

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Article 3 both parties shall establish effective information firewall to ensure that each party has relatively independent information processing ability. Both parties shall establish effective mechanisms to ensure the safety of user information and privacy of both customers. Without the written authorization of the customer, they shall not disclose their user information in the process of product marketing, and prevent the improper use of user information.

Article 4 all parties shall have copyright in the information of the text, chart, image, logo, icon, digital document and software published in their system. Without the written permission of such party, the other party shall not use, copy, issue, revise, rewrite, compile, publish, translate, distribute or produce derivative works of the above-mentioned information in any way.

Article 5 before the cooperation, all background intellectual property rights (including but not limited to patent rights, trademark rights, copyright, etc.) legally owned by both parties (hereinafter referred to as "background intellectual property rights") shall be reserved for the party's own or legal use. Any party's use of the other party's background intellectual property rights shall be subject to the written permission of the other party. Either party shall respect the intellectual property rights of the other party and the third party. If any third party brings a lawsuit or claims against the other party for infringement of its intellectual property rights and interests, the responsible party shall handle the relevant disputes independently, compensate the other party for direct economic losses and completely exempt the other party from liability.

Article 6 in accordance with the requirements of the network security law of the people's Republic of China and other relevant laws and regulations, if the cooperation between the two parties involves the collection and use of personal information, it is necessary to comply with the requirements of the national laws and regulations on personal information protection, and meet the national standards related to personal information security, including but not limited to: it shall follow the principles of legality, legitimacy and necessity, and publicly collect and collect personal information The rules of use shall indicate the purpose, method and scope of information collection and use, and shall be authorized by the collector for approval; Technical measures and other necessary measures shall be taken to ensure the safety of personal information collected and prevent information leakage, damage and loss.

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Article 7 both parties shall adopt necessary encryption technology for all shared data (including but not limited to personal information, business information and transaction information) generated by the cooperation between both parties, so as to prevent the risk of information leakage or tampering in the transmission, processing and storage process.

Article 8 for all shared data (including but not limited to personal information, business information and transaction information) generated by the cooperation between the two parties, neither party shall disclose or license or transfer the third party's use at will without the written consent of both parties. If the interests of the other party or the customer are damaged due to the leakage of data by either party, The leaking party shall bear the liability for damages.

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Chapter VII confidentiality

Article 1 during the above cooperation, both parties shall perform their confidentiality obligations on the other party's trade secrets. Without the written consent of one party, the other party shall not disclose the trade secrets of the other party or both parties to any third party.

Article 2 confidential information includes but is not limited to: ① this Agreement itself and its terms and contents (except for those necessary for the performance of this Agreement); ② Any information obtained by the parties as a result of the negotiation and performance of this agreement, including but not limited to the basic information of the customer, financial status, business activity plan and arrangement, market investigation results, data model, data analysis report, all relevant data related to the performance of the cooperation project; ③ Any other information which has not been disclosed by the other party as a result of this agreement.

Article 3 both parties agree that no such confidential information shall be disclosed to any third party orally or in writing without the prior written consent of the other party, unless such disclosure is required by law or legal procedures. If a court decision, summons or other administrative body requires any party to disclose any confidential information, such party shall, immediately after receiving the court decision, summons or other administrative organ's request or similar procedure, give written notice to the other party (except that the court or administrative organ does not allow disclosure), A copy of the documents attached and sufficient details are provided to allow the other party to take appropriate measures.

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Article 4 both parties shall not disclose confidential information in any way without the prior written consent of the other party; ② they shall treat the confidential information at least to the same extent as the confidential information of their own, but in no case less than reasonable attention; ③ use confidential information only for the purposes of this agreement, And ④ information disclosure to unauthorized third parties shall be avoided. Once one party has learned of any unauthorized disclosure or use of the confidential information of the other party, it shall immediately notify the other party. Upon termination of this agreement or the request of one party, one party shall process or return confidential information owned or controlled by it according to the requirements of the other party.

Article 5 both parties acknowledge that unauthorized use or disclosure of confidential information will cause damage to the other party, and the breaching party shall bear corresponding liability for breach of contract to compensate for the losses of the other party.

Article 6 if confidential information must be disclosed in accordance with laws and regulations, such party may disclose relevant confidential information in accordance with the provisions of laws and regulations. However, the disclosing party shall notify the other party in writing of the list of confidential information to be disclosed according to law before disclosure.

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Article 7 the confidentiality obligations of both parties under this Agreement are continuing obligations and shall not be terminated due to the termination of the agreement.

Article 8 confidential information involves customer information or information related to customers, and shall pay special attention to and take stricter confidentiality measures, adhere to the necessary and minimum principles, and use the customer information or customer related information legally after it conforms to laws and regulations and indicates that the customer obtains the legitimate authorization of the customer.

Chapter 8 Other matters

Article 1 this agreement is a guiding document for Party A and Party B to carry out relevant cooperation; The specific cooperation under this agreement will be determined by a special cooperation agreement signed by Party A and Party B separately. If there are any provisions inconsistent with this agreement in the subsequent signed special cooperation agreement, the agreement of the special cooperation agreement shall prevail.

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Article 2 dispute resolution

Both parties shall perform their respective obligations in strict accordance with the agreement, and the breaching party shall bear the liability for damages caused to the non-compliance party due to the breach of contract, and the scope of compensation includes but not limited to direct loss, lawyer fee, litigation fee, appraisal fee, etc. Any dispute arising from this Agreement and all specific cooperation under this Agreement shall be settled through friendly negotiation first. If the negotiation fails, the people's Court of the place where the defendant is located shall be under the jurisdiction of the court.

Article 3 tax

1. In the course of signing and performing this agreement, each party shall pay the taxes required by applicable law.

2. This agreement is made in quadruplicate, each party holds two copies, each of which has the same legal effect.

there is no text following.

Party A (seal): zhonghaoze (Beijing) Technology Co., Ltd

Authorized representative (signature):

Date of signing: May 2021

Party B (seal): Hunan Changdian Information Technology Co., Ltd

Authorized representative (signature):

Date of signing: May 2021

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